UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2020

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

               Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory   Arrangements of Certain Officers.

(e) On July 6, 2020, Matthew Cicchinelli and PAR Government Systems Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) by which Mr. Cicchinelli will continue to serve as the President of the Company. The Employment Agreement became effective on July 6, 2020.

Mr. Cicchinelli’s annual base salary will be $259,350. Mr. Cicchinelli will continue to participate in PAR Technology Corporation’s annual short-term incentive plan (“STI”) and long-term incentive plan (“LTI”) each as in effect from time to time for executive officers. For the fiscal year ending December 31, 2020 (the “FY 2020”), Mr. Cicchinelli’s STI bonus target is 55% of his base salary earned in FY 2020 (“2020 STI bonus target”) and his STI bonus payout will be 50%, 100% and 160% of his 2020 STI bonus target. Mr. Cicchinelli’s 2020 LTI award target is $75,000.00. Actual payout of Mr. Cicchinelli’s 2020 STI bonus and his 2020 LTI award will be subject to the achievement of Company and individual performance targets as certified by PAR Technology Corporation’s Board of Directors (or a Committee thereof). Mr. Cicchinelli’s LTI award will be made pursuant to the Amended and Restated PAR Technology Corporation 2015 Equity Incentive Plan (as the same may be amended or restated from time to time, or its successor). Additionally, in the event Mr. Cicchinelli’s employment is terminated by the Company without cause or Mr. Cicchinelli resigns for a good reason then, in consideration of a release of claims in favor of the Company (“Release”) and his continued compliance with the restrictive covenants to which he is subject, including non-disclosure, non-solicitation, non-competition and non-disparagement ("Restrictive Covenants"), Mr. Cicchinelli will be entitled to payment of 6-months salary, payable semi-monthly for 6 months, in accordance with the Company’s normal payroll practices, plus the payment of any STI bonus and any Company employee benefit incentive (“EBI”) earned, but unpaid with respect to a fiscal year ended; in the event Mr. Cicchinelli’s employment is terminated without cause or for good reason during a change of control protection period (three months pre-/13 months post- change of control) then, in consideration of a Release and his continued compliance with the Restrictive Covenants, Mr. Cicchinelli will be entitled to payment of 9-months salary, payable semi-monthly for 9 months, in accordance with the Company’s normal payroll practices, plus the payment of any STI bonus and EBI earned, but unpaid with respect to a fiscal year ended, the pro-rated portion of the annual STI bonus that Mr. Cicchinelli would have earned for the fiscal year in which his employment was terminated, and the remaining unvested shares of restricted stock granted to Mr. Cicchinelli in May 2019 shall vest; as of July 6, 2020, of the 10,000 shares of restricted stock granted to Mr. Cicchinelli in May 2019, 5,000 shares remain unvested and are scheduled to (time) vest on January 1, 2021 in accordance with the terms of the May 2019 restricted stock award, amended effective as of July 6, 2020 to reflect the forgoing accelerated vesting events.

Mr. Cicchinelli will continue to work out of the Company’s headquarters in Rome, New York and he will continue to be eligible to participate in the Company’s and PAR Technology Corporation’s other benefit plans in which executive officers and employees participate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date:	July 7, 2020	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer
(Principal Financial Officer)